                                                                Exhibit 99.i.2

                            MCG CREDIT CORPORATION

                  SUPPLEMENTAL NON-QUALIFIED RETIREMENT PLAN

                               EXECUTIVE SUMMARY



                                 Managing Directors
Eligible Employees               Executive Group Members

----------------------------------------------------------------------------
Employer Contributions           None

----------------------------------------------------------------------------
Employee Contributions           Up to 50% of base pay
                                 Up to 100% of bonus

----------------------------------------------------------------------------
Entitlement Dates                Total and Permanent Disability
                                 Death
                                 Termination of Employment
                                 Unforeseeable Emergency
                                 Change of Control

----------------------------------------------------------------------------
Funding Vehicle                  No separate funding vehicle - accounts
                                 maintained on MCG's financial records

----------------------------------------------------------------------------
Interest Credit                  Overall Debt Cost of Funds Rate plus 2%,
                                                                 ----
                                 Compounded Monthly

----------------------------------------------------------------------------
Payment Options                  Lump Sum, Installments, Tax Liability Lump
                                 Sum plus Installments

----------------------------------------------------------------------------

                            MCG CREDIT CORPORATION

                 SUPPLEMENTAL NON-QUALIFIED RETIREMENT PLAN

                        EFFECTIVE AS OF OCTOBER 1, 2000

                               TABLE OF CONTENTS



ARTICLE I       DEFINITIONS                        2

ARTICLE II      ELIGIBILITY AND PARTICIPATION      4

ARTICLE III     CONTRIBUTIONS AND CREDITS          4

ARTICLE IV      ALLOCATION OF FUNDS                5

ARTICLE V       ENTITLEMENT TO BENEFIT             5

ARTICLE VI      DISTRIBUTION OF BENEFITS           7

ARTICLE VII     BENEFICIARIES: PARTICIPANT DATA    8

ARTICLE VIII    ADMINISTRATION AND RECORDKEEPING   9

ARTICLE IX      AMENDMENT                         11

ARTICLE X       TERMINATION                       12

ARTICLE XI      MISCELLANEOUS                     12

                             MCG CREDIT CORPORATION

                   SUPPLEMENTAL NON-QUALIFIED RETIREMENT PLAN

                        EFFECTIVE AS OF OCTOBER 1, 2000


                                    RECITALS
                                    --------

     The MCG Credit Corporation Supplemental Non-Qualified Retirement Plan (the "Plan") is adopted by MCG Credit Corporation (the "Employer") for certain of its executive employees. The purpose of the Plan is to offer those employees an opportunity to defer the receipt of compensation in order to provide deferred compensation benefits taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to be a "top-hat plan" (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) pursuant to sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

Accordingly, the following Plan is adopted.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     The following terms, as used herein shall have the following meaning unless a different meaning is clearly implied by the context:

1.1 BENEFICIARY means any person or persons so designated in accordance with the provisions of Article VII.

1.2 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.3 COMPENSATION means the base salary and bonus paid by the Employer to an individual with respect to the individual's service for the Employer, as determined by the Employer, and including amounts deferred under this or any other plan of the Employer maintained pursuant to Code Section 401(k) or 125.

1.4  COMPENSATION DEFERRAL ACCOUNT is described in Article III.

1.5  COMPENSATION DEFERRAL is defined in Article III.

1.6 EFFECTIVE DATE means the effective date of the Plan, which shall be October 1, 2000.

1.7 ELIGIBLE EMPLOYEE means an employee classified as a "Managing Directors" or a member of the "Executive Group" of the Employer as of the Effective Date. By each

     November 1, the Employer shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Employer determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

1.8 EMPLOYER means MCG Credit Corporation, and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of MCG Credit Corporation or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent of MCG Credit Corporation, to become a party to the Plan.

1.9 ENTRY DATE with respect to an individual means the first day of a pay period following the date on which the individual becomes an Eligible Employee.

1.10 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.11 PARTICIPANT means any person so designated in accordance with the provisions of Article II, including, where appropriate according to the content of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

1.12 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form (or forms) on which a Participant elects to defer Compensation under the Plan, on which the Participant makes elections concerning the time and manner of payment of amounts attributable to such election, and on which the Participant makes certain other designations as required thereon.

1.13 PLAN means The MCG Credit Corporation Supplemental Non-Qualified Retirement Plan, as amended from time to time.

1.14 PLAN YEAR means the 12 month period ending on the December 31 of each year during which the Plan is in effect; provided, however, that the first Plan Year shall be the three month period beginning October 1, 2000 and ending December 31, 2000.

1.15 VALUATION DATE means December 31 of each Plan Year, the last day of the month next preceding the date on which any distribution under the Plan is made to or on behalf of the Participant and or such other date is selected by the Employer for valuing benefits hereunder, in its discretion.


                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

2.1 ELIGIBILITY REQUIREMENTS. Every Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee with respect to any Plan Year. No individual shall become a

    Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

    Participation in the Plan is voluntary. In order to participate in the Plan, an otherwise Eligible Employee must make written application in such manner as may be required by Article III and by the Employer and must agree to make Compensation Deferrals as provided in Article III.

2.2 RE-EMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently re-employed with the Employer, he or she shall become a Participant in accordance with the provisions of Section 2.1


                                  ARTICLE III

                           CONTRIBUTIONS AND CREDITS
                           -------------------------

     In accordance with rules established by the Employer, a Participant may elect to defer up to 50% of his or her base pay, and up to 100% of bonus which is due to be earned and which would otherwise be paid to the Participant. Deferrals of base pay shall be in any fixed percentage in five percent increments as designated by the Participant. Deferrals of bonus shall be in any fixed percentage in ten percent increments as designated by the Participant. Amounts so deferred will be considered a Participant's "Compensation Deferrals." A Participant shall make such election with respect to any Plan Year during the 30 day period ending at least 30 days prior to the first day of any Plan Year.

     Compensation Deferrals shall be made through regular payroll deductions or deferrals of bonus. In the case of payroll deductions, the Participant may elect his or her payroll deduction Compensation Deferral amount as of, and by written notice delivered to the Employer prior to December 1, to be effective for the following calendar year. In the case of bonus deferrals, the Participant may reduce his or her bonus or bonuses due to be paid by the Employer by giving notice to the Employer of the bonus Compensation Deferral amount prior to the date the applicable bonus is to be paid. Once made, a payroll deduction Compensation Deferral election (including any provisions of such election concerning the timing and form of distributions hereunder attributable to such election), shall continue in force indefinitely, until changed by the Participant on a subsequent Participant Enrollment and Election Form.

     There shall be established and maintained by the Employer a separate Compensation Deferral Account in the name of each Participant, and to which shall be credited or debited, as applicable: (a) amounts equal to the Participant's Compensation Deferrals and (b) any deemed earnings and losses allocated to such deferral account.

     A Participant shall at all times be 100% vested in amounts credited to his or her Participant Compensation Deferral Account.

                                   ARTICLE IV

                              ALLOCATION OF FUNDS
                              -------------------

4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. The Participant's Compensation Deferral Account shall accrue interest at a rate of return that is equal to the overall debt cost of funds rate as published by the Employer in the Employer's financial statements plus 2%. Interest shall be compounded monthly and deemed to be credited to the Participant's Compensation Deferral Account as of the last business day of each month.

4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution made to a Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Account.

4.3 SEPARATE BOOKKEEPING ACCOUNTS. A separate bookkeeping account under the Plan shall be established and maintained by the Employer to reflect the Compensation Deferral Account for each Participant Each account will separately account for the credits and debits described in Article III.

4.4 PAYMENT OF FEES AND EXPENSES. Administration fees of the Plan and any expenses incurred in connection with the establishment of the Plan shall be paid by the Employer.


                                   ARTICLE V

                             ENTITLEMENT TO BENEFIT
                             ----------------------

5.1 DISABILITY. If a Participant shall become totally and permanently disabled, and if proof of such disability satisfactory to the Employer shall be furnished, as of the date of the determination of disability by the Employer the Participant's Compensation Deferral Account, and the Account shall be valued and payable according to the provisions of Article VI. "Total and permanent disability" means a medically determinable physical or mental impairment which can be expected to result in death or to last at least 12 months, and by reason of which the Participant will be prevented from performing his or her usual duties or any other similar duties available in the Employer's employ.

5.2 DEATH. If a Participant dies, the Participant's Compensation Deferral Account shall be valued as provided in Article VI and shall become payable to the Participant's designated Beneficiary as provided in Article VI.

5.3 TERMINATION OF EMPLOYMENT. If a Participant's employment relationship with the Employer is voluntarily or involuntarily terminated by the Employer the full value of his or her Compensation Deferral Account shall be valued and payable according to the provisions of Article VI.

5.4 UNFORSEEABLE EMERGENCY. A Participant may request a distribution due to a severe financial hardship by submitting a written request to the Administrator accompanied by evidence to demonstrate that the circumstances being experienced qualify as an Unforeseeable Emergency. The Administrator shall have the authority to require such evidence as deemed necessary to determine if a distribution qualifies under this Section. If an application for a hardship distribution due to an Unforeseeable Emergency is approved, the distribution shall be limited to an amount sufficient to meet the emergency. The allowed distribution shall be payable in a method determined by the Administrator as soon as possible after approval of such distribution.

    For purposes of this Plan, an "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an "Unforeseeable Emergency" will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved:

          (a) Through reimbursement or compensation by insurance or otherwise;

          (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

          (c) By cessation of deferrals under the Plan.

    Neither the payment of educational expenses for the Participant or his or her dependents, nor the purchase of a residence shall be considered an Unforeseeable Emergency.

5.5 CHANGE OF CONTROL. If a Change of Control of the Employer occurs, the Participant's Compensation Deferral Account at the date of the Change of Control shall be valued and payable according to the provisions of Article
    VI. For purposes of this Plan, the definition of "Change of Control" shall be the same definition as is contained in the Stock Option Plan sponsored by the Employer, and as amended from time to time. The definition of "Change in Control" shall be applied uniformly to all Participants in this Plan without regard to a different definition which may be contained in any other Agreement between any Participant and the Employer.


                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS
                            ------------------------

6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive, at such time or times as specified in this Plan and in the Participant's applicable Participant Enrollment and Election Form, a distribution from the Employer's general assets in an amount equal to the Participant's Compensation Deferral Account. Determination of the amount to be distributed shall be based upon the valuation of the Plan Accounts made as of the Valuation date next preceding the distribution date.

6.2 METHOD OF PAYMENT.

    (a) Cash Distributions. All distributions under the Plan shall be made in cash.

    (b) Time and Manner of Distribution. Subject to Sections 6.3 and 6.4, an amount equal to the Participant's Compensation Deferral Account will be paid by the Employer, as provided in Section 6.1, in one of the following forms, as elected by the Participant: (i) a lump sum, (ii) a fixed number of annual installments, (iii) or in the form of an initial distribution equal to the Participant's estimated federal, state and local income tax liability arising under the Plan during the year of the initial distribution because of: (A) the Participant's entitlement to benefits, and (B) the payment of the initial distribution (assuming the Participant's taxes are calculated at the then highest marginal tax rates) followed by a fixed number of annual installments beginning in the year of the initial distribution or in a subsequent year, made or commencing at such time or times as elected by the Participant.

         The Employer shall make a reasonable estimate of the Participant's income tax liability under Section 6.2(b)(iii), on the basis of information provided by the Participant, but shall not be liable to the Participant for any amounts arising out of the Employer's failure to estimate the Participant's exact tax liability.

         If a Participant fails to designate properly the form or timing of payment of any portion of the Participant's Account, such portion will be made in a lump sum as soon as is practicable after the Participant becomes entitled to receive payment of benefits.

         If the whole or any part of a distribution hereunder by the Employer, as applicable, is to be paid in installments, any undistributed amount shall continue to accrue interest as provided in Section 4.1 under such procedures as the Employer may establish, in which case any deemed earnings, losses, fees and charges attributable thereto shall be reflected in the installment distributions, in accordance with the terms of the Plan.

6.3 DEATH BENEFITS. If a Participant dies before the commencement of payments to the Participant hereunder, the entire value of the Participant's Compensation Deferral Account shall be paid to the person or persons designated in accordance with Section 7.1.

    Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1.

    All death benefits payable hereunder shall be paid as soon as practicable after the date of death of the Participant and shall be paid in a single lump sum.

                                  ARTICLE VII

                        BENEFICIARIES: PARTICIPANT DATA
                        -------------------------------

7.1  DESIGNATION OF BENEFICIARIES.  Each Participant from time to time may
     ----------------------------
     designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

     In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant's estate.

7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records, shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Employer, except that the dollar amount of the forfeiture, unadjusted for investment gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

                                  ARTICLE VIII

                        ADMINISTRATION AND RECORDKEEPING
                        --------------------------------

8.1 ADMINISTRATIVE AND RECORDKEEPING AUTHORITY. Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation, administration and recordkeeping of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

     (a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

     (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the terms of the Plan.

     (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

     (d) Make determinations concerning the crediting and distribution of Participants' Compensation Deferral Accounts.

8.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Employer are required or permitted, such action shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

8.3 LITIGATION. In any action or judicial proceeding affecting the Plan, it shall be necessary to join as a party only the Employer. Except as may be otherwise required by law, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.4 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Employer and the Employer shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

     (a) The specific reason or reasons for denial, with specific references to the Plan provisions on which the denial is based;

     (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

     (c)  An explanation of the Plan's claims review procedure.

     The written notice denying or granting the Claimant's claim shall be provided to the Claimant within 90 days after the Employer's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer to the Claimant within the initial 90 day period and in no event shall such an extension exceed a period of 90 days from the end of the initial 90 day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

     Any Claimant whose claim is denied, or deemed to be denied under the preceding sentence (or such Claimant's authorized representative), may, within 60 days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by written notice given to the Employer. Upon such a request for review, the claim shall be reviewed by the Employer (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

     The decision on review normally shall be made within 60 days of the Employer's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer, and the time limit for the decision on review shall be extended to 120 days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the 60 day (or, if applicable, the 120 day) time limit discussed above. If the decision on review is not communicated to the Claimant within the 60 day (or, if applicable, the 120 day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                                   ARTICLE IX

                                   AMENDMENT
                                   ---------

9.1 RIGHT TO AMEND. The Employer, by written instrument, shall have the right to amend the Plan at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest under the Plan shall be bound by such amendment; provided, however, that no such amendment shall deprive any Participant or Beneficiary of a right accrued hereunder prior to the date of the amendment, including the right to receive the payment of his or her Compensation Deferral Account.

9.2 AMENDMENT REQUIRED BY LAW. Notwithstanding the provisions of Section 9.1, the Plan may be amended at any time, retroactively if required, if found necessary by the Employer, in order to ensure that the Plan is characterized as a "top-hat" plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA Section 201(2), 301(a)(3) and 401(a)(1) and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code).


                                   ARTICLE X

                                  TERMINATION

10.1 EMPLOYER'S RIGHT TO TERMINATE PLAN. The Employer reserves the right, at any time, to terminate the Plan; provided, however, that no such termination shall deprive any Participant or Beneficiary of a right accrued hereunder prior to the date of termination and provided that, upon termination, the full amount of the Participant's Compensation Deferral Account shall become immediately distributable to him or her.

10.2 AUTOMATIC TERMINATION OF PLAN. The Plan shall terminate automatically upon the dissolution of the Employer or upon the Employer's merger into or consolidation with any other corporation or business organization which does not specifically adopt and agree to continue the Plan; provided, however, that no such termination shall deprive any Participant or Beneficiary of a right accrued hereunder prior to the date of termination and provided that, upon termination, the full amount of the Participant's Compensation Deferral Account shall become immediately distributable to him or her.

10.3 SUCCESSOR TO EMPLOYER. Any corporation or other business organization, which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within 30 days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan shall be terminated automatically, and the provisions of this Article X shall become operative.

                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

11.1 LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan nor any modification hereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan, shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer or any officer or employee thereof, except as provided by law or by any Plan provision.

11.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted. For all purposes of the Plan, where the context permits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the Commonwealth of Virginia shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation in the Plan will not give a Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

     The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded plan of deferred compensation, and no provision of this Plan shall be interpreted so as to give any individual any right to any assets of the Employer which right is greater than the rights of any general unsecured creditor of the Employer.

11.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or any Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit hereunder be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further: (a) the withholding of taxes from Plan benefit payments, (b) the recovery under the Plan of overpayment of benefits previously made to a Participant or any Beneficiary, (c) if applicable, the transfer of benefit rights from the Plan to another plan, or (d) the direct deposit of Plan benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

     In the event that a Participant's or any Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to a Participant's or Beneficiary's Compensation Deferral Account or, if the Employer elects, paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.

     IN WITNESS WHEROF, the Employer has caused this Plan to be executed effective as of the 1st day of October, 2000.

ATTEST/WITNESS:                     MCG CREDIT CORPORATION



By:_______________________________  By:_______________________________

                                    Date: ____________________________

Date:_____________________________  Title:_____________________________





     IN WITNESS WHEROF, the undersigned officers of MCG Finance Corporation agree to become a party to this Plan effective as of the 1st day of October, 2000.

ATTEST/WITNESS:                     MCG FINANCE CORPORATION


By:_______________________________  By:_______________________________

                                    Date: ____________________________

Date:_____________________________  Title:____________________________

                                                                          Form 3

                             MCG CREDIT CORPORATION
                   SUPPLEMENTAL NON-QUALIFIED RETIREMENT PLAN
                           PARTICIPANT ENROLLMENT AND
                     SALARY OR BONUS DEFERRAL ELECTION FORM

Complete Prior to November 30 to be Effective January 1.
New Participants: Complete Prior to First Payroll Period or Bonus Payment for Which Election will be Effective

PARTICIPANT INFORMATION
Name:                      _____________________________
Social Security Number:    _____________________________
Address:                   _____________________________
                           _____________________________
Telephone Number:          _____________________________

I.  ELECTION TO DEFER REGULAR SALARY
    Regular Salary Deferral Percentage (Choose any whole percentage in 5%
    increments from 0% to 50%):    _________________

    Effective Date of Salary Deferral Election _______________________________

II. ELECTION TO DEFER BONUS
    Bonus Payment Percentage (Choose any whole percentage in 10% increments from 0% to 100%): ___________________

    Effective Date of Bonus Payment Deferral Election (On or after date of execution of this Form but before date bonus is first due to be paid):
    ________________________________

I hereby acknowledge having received a copy of the Plan document setting forth the terms of the Plan I hereby elect to defer my salary and/or bonus by the percentage(s) indicated above. I hereby revoke any prior salary and/or bonus deferral elections made by me under the Plan. This election relates only to amounts first due to be paid to me after the date hereof. I understand that a contribution credit equal to my salary or bonus deferral will be made under the Plan for my benefit and that this salary/bonus deferral election is subject to all of the applicable terms of the Plan. I acknowledge that the regular salary deferral election made herein, if any, will continue indefinitely until subsequently changed by me on another Election Form. I understand the provisions of the Plan that might affect my receipt of all amounts deferred by me pursuant to this election.

Date:                      ________________________
Participant's Signature:   ________________________
Print Name:                ________________________

                                                                          Form 4
                            MCG CREDIT CORPORATION
                  SUPPLEMENTAL NON-QUALIFIED RETIREMENT PLAN
                          PARTICIPANT ENROLLMENT AND
                    SALARY OR BONUS DEFERRAL ELECTION FORM
                             INITIAL ELECTION FORM

Complete Prior to September 30, 2000 to be effective October 1, 2000

PARTICIPANT INFORMATION
Name:                     _____________________________
Social Security Number:   _____________________________
Address:                  _____________________________
                          _____________________________
Telephone Number:         _____________________________

I.  ELECTION TO DEFER REGULAR SALARY
    Regular Salary Deferral Percentage (Choose any whole percentage in 5% increments from 0% to 50%): ___________________

    Effective Date of Salary Deferral Election:  October 1, 2000

II. ELECTION TO DEFER BONUS
    Bonus Payment Percentage (Choose any whole percentage in 10% increments from 0% to 100%): ___________________

    Effective Date of Bonus Payment Deferral Election (On or after date of execution of this Form but before date bonus is first due to be paid):
    ________________________________

I hereby acknowledge having received a copy of the Plan document setting forth the terms of the Plan I hereby elect to defer my salary and/or bonus by the percentage(s) indicated above. I hereby revoke any prior salary and/or bonus deferral elections made by me under the Plan. This election relates only to amounts first due to be paid to me after the date hereof. I understand that a contribution credit equal to my salary or bonus deferral will be made under the Plan for my benefit and that this salary/bonus deferral election is subject to all of the applicable terms of the Plan. I acknowledge that the regular salary deferral election made herein, if any, will continue indefinitely until subsequently changed by me on another Election Form. I understand the provisions of the Plan that might affect my receipt of all amounts deferred by me pursuant to this election.

Date:                       ________________________
Participant's Signature:    ________________________
Print Name:                 ________________________